No:_____                                                             _____ Units

                          BENTLEY PHARMACEUTICALS, INC.
                UNITS EACH CONSISTING OF $1,000 PRINCIPAL AMOUNT
       12% CONVERTIBLE SENIOR SUBORDINATED DEBENTURE DUE FEBRUARY 13, 2006
                                       AND
         1,000 CLASS A REDEEMABLE WARRANTS EACH TO PURCHASE ONE SHARE OF
                 COMMON STOCK AND ONE CLASS B REDEEMABLE WARRANT

                                                               CUSIP 082657 AA 5

           This certifies that


           is the registered owner of                                      Units

as described above, transferable only on the books of Bentley Pharmaceuticals, Inc., a Florida corporation (the "Company"), by the holder hereof in person or by his or her duly authorized attorney, on surrender of this Unit Certificate properly endorsed.

           Each Unit consists of $1,000 principal amount of the Company's 12% Convertible Senior Subordinated Debenture due February 13, 2006 (the "Debenture") and 1,000 Class A Redeemable Warrants (the "Class A Warrants") each to purchase one share of Common Stock, par value $.02 per share (the "Common Stock"), and one Class B Redeemable Warrant (the "Class B Warrants"). The Debenture and the Class A Warrants constituting a Unit are not transferable separately prior to August 14, 1996 or such earlier date as Coleman and Company Securities, Inc. may in its discretion determine (the "Separation Date"). Commencing on the Separation Date, the holder of Units may either request American Stock Transfer & Trust Company, the Transfer Agent and Registrar for the Units, to separate all (but not less than all) of such Units or continue to hold such Units in the form such Units are then evidenced. The terms of the Debentures are governed by an Indenture, dated February 14, 1996 (the "Indenture"), between the Company and American Stock Transfer & Trust Company (the "Trustee"), and are subject to the terms and provisions contained therein, to all of which terms and provisions the holder of this Unit Certificate consents by acceptance hereof. Copies of the Indenture are on file at the office of the Trustee at 40 Wall Street, New York, New York 10005 and are available to any Unit holder on written request and without cost. Each Class A Warrant entitles the holder thereof at any time commencing on the Separation Date to purchase one fully paid and nonassessable share of Common Stock and one Class B Warrant at any time after February 14, 1996 and prior to 5:00 PM (New York time) on February 14, 1999, or such earlier date as the Class A Warrants shall be redeemed, upon the presentation and surrender of this Unit Certificate with the Separation Notice on the reverse hereof duly executed, at the corporate office of the Warrant Agent or its successor, accompanied by payment of $3.00 in lawful money of the United States of America in cash or by official bank or certified check made payable to the Company. The terms of the Class A Warrants are governed by a Warrant Agreement dated February 14, 1996 (the "Warrant Agreement") between the Company and American Stock Transfer & Trust Company, as Warrant Agent (the "Warrant Agent") and are subject to the terms and provisions contained therein, to all of which terms and provisions the holder of this Unit Certificate consents by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 40 Wall Street, New York, New York 10005 and are available to any Unit holder on written request and without cost.

           The  provisions  on  the  reverse  of  this  Unit   Certificate   are
incorporated as if set forth on the face of this Unit Certificate.

           This  Unit  Certificate  is  not  valid  unless   countersigned   and
registered by the Transfer Agent and Registrar of the Company.

Dated:

Countersigned and Registered

AMERICAN STOCK TRANSFER                           BENTLEY PHARMACEUTICALS, INC.
& TRUST COMPANY, as Transfer Agent
  and Registrar


By:____________________________                   By:___________________________
      Authorized Officer                             James R. Murphy, President

                                                  By:___________________________
                                                     Michael D. Price, Secretary


                                                     [SEAL]

                          [REVERSE OF UNIT CERTIFICATE]

                          BENTLEY PHARMACEUTICALS, INC.

                                 UNIT PROVISIONS

This Unit Certificate certifies that, for value received, the holder hereof is entitled at any time on or after August 14, 1996 or such earlier date as Coleman and Company Securities, Inc. may in its discretion determine (the "Separation Date"), to exchange this Unit Certificate for one Debenture Certificate and one Class A Warrant Certificate upon surrender of this Unit Certificate to the Transfer Agent at the offices of the Transfer Agent together with any documentation required by such Transfer Agent. To separate a Unit a holder must on or after the Separation Date, (1) complete and sign the Separation Notice below, (2) surrender the Unit Certificate to the Transfer Agent and Registrar,
(3) furnish appropriate endorsements and transfer documents if required by the Transfer Agent and Registrar, and (4) pay any transfer or similar tax required.

The Debenture and Class A Warrants constituting components of the individual Units evidenced hereby have been deposited with American Stock Transfer & Trust Company (the "Depositary"), and until separation of the within Units and exchange of this Unit Certificate for Debenture and Class A Warrant Certificates, beneficial ownership of such Debenture and Class A Warrants is transferable only by the transfer of the Unit Certificate. On or after the Separation Date, the holder of the Units may either (1) request the Depositary to separate all (but not less than all) of the within Units, or (2) continue to hold such Units in the form such Units are then evidenced. Transferees of Units transferred on and following the Separation Date will not receive Unit Certificates, but instead shall be issued Debenture and Class A Warrant Certificates evidencing the Debenture and Class A Warrants, respectively, constituting components of such transferred individual Units.

                              DEBENTURE PROVISIONS

1. INTEREST. Bentley Pharmaceuticals, Inc. (the "Company"), a Florida corporation, promises to pay interest on the principal amount of this Debenture at the rate per annum shown above. The Company will pay interest quarterly on January 1, April 1, July 1 and October 1 of each year commencing April 1, 1996. Interest on the Debentures will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the day of delivery of the Debentures. Interest will be computed on the basis of a 360-day year of twelve 30 day months.

2. METHOD OF PAYMENT. The Company will pay interest on the Debentures (except defaulted interest) to the persons who are registered holders of Debentures (the "Holders") at the close of business on the 15th day of the month preceding the next interest payment date even though Debentures are canceled after the record date and on or before the interest payment date. Holders must surrender Debentures to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for the payment of public and private debts. However, the Company may pay principal and interest by its check payable in such money. It may mail an interest check to a Holder's registered address.

3. PAYING AGENT, REGISTRAR, CONVERSION AGENT. Initially, American Stock Transfer & Trust Company (the "Trustee"), will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar, Conversion Agent or co-registrar without notice to the Holders. The Company may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

4. INDENTURE. The Company issued the Debentures under an Indenture dated as of February 14, 1996 ("Indenture") between the Company and the Trustee. The terms of the Debentures include those stated in the Indenture. The Debentures are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. The Debentures are unsecured general obligations of the Company limited to $7,500,000 in aggregate principal amount.

5. REDEMPTION. On or after August 14, 1996, and from time to time thereafter, the Company may, with prior written consent of Coleman & Company Securities, Inc., redeem all or part of the Debentures from time to time at 105% of principal amount, plus accrued interest to the redemption date, if the closing price of the Company's Common Stock, par value $.02 per share (the "Common Stock"), for each of the immediately preceding 20 consecutive trading days equal or exceeds $7.00 per share, as initially constituted. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the closing bid price regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the highest reported bid price as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or similar organization if NASDAQ is no longer reporting such information, or by the National Daily Quotation Bureau or similar organization if the Common Stock is not then quoted on an inter-dealer quotation system.

6. NOTICE OF REDEMPTION. Notice of redemption (the "Notice of Redemption") will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Debentures to be redeemed at his registered address. Debentures in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. On and after the redemption date interest ceases to accrue on Debentures or portions of them called for redemption.

7.   CONVERSION.

     (a) A Holder may convert his Debenture into Common Stock at any time after the earlier of the date on which a Notice of Redemption is mailed or February 14, 1997 (or earlier with the consent of the Company and Coleman and Company Securities, Inc.) and before the close of business on February 13, 2006. If the Debenture is called for redemption, the Holder may convert it at any time before the close of business on the redemption date. The initial Conversion Price, subject to adjustment in certain events, is the lesser of (i) $2.50 per share; or (ii) 80% of the average last sale price on the American Stock Exchange over the 20 trading days immediately preceding the first anniversary of the issuance of the Debentures (the "Anniversary Date") or the date of notice of redemption is given or other earlier date, as applicable. In addition, the Company may from time to time voluntarily reduce the Conversion Price. To determine the number of shares issuable upon conversion of a Debenture, divide the principal amount converted by the Conversion Price in effect on the conversion date. On conversion no payment or adjustment for interest will be made. The Company will round up to the next highest share for any fractional share so that if any fraction exists the Company shall issue one full share for such fractional amount.

     (b) To convert a Debenture a Holder must (i) complete and sign the conversion notice on the back of the Debenture; (ii) surrender the Debenture to a Conversion Agent; (iii) furnish appropriate endorsements and transfer documents, if required by the Registrar or Conversion Agent; and (iv) pay any transfer or similar tax if required. A Holder may convert a portion of a Security if the portion is $1,000 or a whole multiple of $1,000.

     (c) The Conversion Price will be adjusted for dividends or distributions on Common Stock payable in Company stock; subdivisions, combinations or certain reclassifications of Common Stock; certain issuances of Common Stock at less than the Conversion Price at the time of issuance; or distributions of assets or debt securities of the Company. However, no adjustment will be made if Holders may participate in the transaction or in certain other cases.

     (d) If the Company is a party to a consolidation or merger or a transfer or lease of all or substantially all of its assets, the right to convert a Debenture into Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or another entity.

8. SUBORDINATION. The Debentures are subordinated to Senior Debt, which is the principal of and premium, if any, and interest (including post-petition interest, if any) on, and any other payment due pursuant to the terms of instruments creating or evidencing Indebtedness of the Company outstanding on the date of this Indenture or Indebtedness thereafter created, incurred, assumed or guaranteed by the Company and all renewals, extensions and refundings thereof, which is payable to banks or other traditional long-term institutional lenders such as insurance companies and pension funds, unless in the instrument creating or evidencing such Indebtedness, it is provided that such Indebtedness is not senior in right of payment to the Debentures.

Notwithstanding the foregoing, Senior Debt with respect to the Company or any Subsidiary shall not include (i) any Indebtedness of the Company to any Subsidiary for money borrowed or advanced from such Subsidiary and (ii) any Indebtedness representing the redemption price of any preferred stock. "Indebtedness," as applied to any entity means any indebtedness, contingent or otherwise, in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such entity or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or letters of credit, or representing the balance deferred and unpaid of the purchase price of any property or interest therein, except any such balance that constitutes a trade payable, if and to the extent that such indebtedness would appear as a liability upon a balance sheet of such entity prepared on a consolidated basis in accordance with generally accepted accounting principles. The Debentures shall rank senior or pari passu to all indebtedness evidenced by securities of the Company and any other indebtedness other than Senior Debt. To the extent provided in the Indenture, Senior Debt must be paid before the Debentures may be paid. The Company agrees to the subordination and authorizes the Trustee to give it effect.

9. DENOMINATION, TRANSFER AND EXCHANGE. The Debentures are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. The transfer of Debentures may be registered and Debentures may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Debentures for a period of 15 days before a selection of Debentures to be redeemed.

10. PERSONS DEEMED OWNERS. The registered holder of a Debenture may be treated as its owner for all purposes.

11. AMENDMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Debentures may be amended with the consent of the Holders of at least 60% in principal amount of the Debentures. Without the consent of any Holder, the Indenture or the Debentures may be amended to cure any ambiguity, defect or inconsistency, to provide for assumption of Company obligations to Holders or to make any change that does not adversely affect the rights of any Holders.

12. DEFAULTS AND REMEDIES. Each of the following occurrences constitutes an Event of Default: (i) failure by the Company to pay interest on the Debentures for more than 20 days after the due date thereof; (ii) failure by the Company to pay principal when due; (iii) failure by the Company for 45 days after notice to comply with any of its other agreements in the Indenture or the Debentures; (iv) certain defaults under and accelerations prior to maturity of other indebtedness; (v) certain final judgments for the payment of money are entered against the Company which remain unpaid and unstayed for a period of 30 days after the date on which the right to appeal has expired; and (vi) certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the Holder of at least 25% in principal amount of the Debentures may declare all of the Debentures to be due and payable immediately. Holders may not enforce the Indenture or the Debentures except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Debentures. Subject to certain limitations, Holders of a majority in principal amount of the Debentures may direct the Trustee in its exercise of any trust power. The Trustee may withhold from Holders notice of any continuing default (except a default in the payment of principal or interest) if it determines that withholding notice is in their interest. The Company must furnish an annual compliance certificate to the Trustee.

13. TRUSTEE DEALINGS WITH THE COMPANY. American Stock Transfer & Trust Company, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

14. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Debentures or the Indenture or for any claim based thereon, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Debentures.

15. AUTHENTICATION. This Debenture shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent appointed by the Trustee.

16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM ("tenants in common"), TEN ENT ("tenants by the entireties"), JT TEN ("joint tenants with right of survivorship and not as tenants in common"), CUST ("Custodian"), and U/G/M/A ("Uniform Gifts to Minors Act"). The Company will furnish to any Holder upon written request and without charge a copy of the Indenture, which has in it the text of this Debenture in larger type. Requests may be made to: Secretary, Bentley Pharmaceuticals, Inc., One Urban Centre, Suite 550, 4830 West Kennedy Boulevard, Tampa, Florida 33609-2517.


                                 ASSIGNMENT FORM

     If you the holder want to assign the Units evidenced hereby, fill in the form below and have your signature guaranteed:

I or we assign and transfer the Units evidenced hereby to

________________________________________________________________________________

________________________________________________________________________________
             (Insert assignee's social security or tax I.D. number)

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
agent to transfer such Units on the books of Bentley Pharmaceuticals, Inc. The agent may substitute another to act for him.

Date:_________________   Your signature:________________________________________
                                       (Sign exactly as your name appears on the
                                         other side of this Unit Certificate)

Signature Guarantee:*________________________________


--------------------------
*Needed only if the Units are to be registered in a name other than that of the record holder hereof.

                                SEPARATION NOTICE

     To separate the Units evidenced hereby into Debentures and Class A Warrants of Bentley Pharmaceuticals, Inc., check the following box : [ ]

     If you want the resulting certificates made out in another person's name, fill in the form below:

                (Insert other person's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
            (Print or type other person's name, address and zip code)


Date:_________________   Your signature:________________________________________
                                       (Sign exactly as your name appears on the
                                         other side of this Unit Certificate)

Signature Guarantee:*________________________________


--------------------------
*Needed only if the Units are to be registered in a name other than that of the record holder hereof.